UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

440 Louisiana, Suite 1400
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 425-5377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 30, 2011, the Board of Directors (“Board”) of Treaty Energy Corporation (“Treaty” or the “Company”) concluded that the Company’s financial statements contained in its quarterly reports for the period ended June 30, 2010 and September 30, 2010 should no longer be relied upon.

In the previous reports, the Company had recorded its basis in its Belize joint venture with Princess Petroleum Limited as $100,000, which was recorded as having been paid by a principal shareholder. However, the Company has discovered that the principal shareholder sold 20,000,000 shares of his Treaty stock to the principals of Princess Petroleum, but that in connection with this transaction, the Company agreed to repay the principals of Princess Petroleum $100,000. The Company has also discovered that there is an additional promissory note for $100,000 entered into on the same date with principals of Princess Petroleum. As a result, the Company has concluded that it should adjust its basis in the Belize property to $200,000 to account for the additional promissory note.

The Company has discussed these matters with its auditors and is working to correct the above item in its annual report for the year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: March 31, 2011	By:	/s/ Andrew V. Reid
Andrew V. Reid Chairman and Chief Executive Officer